UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mobile Infrastructure Corporation

(Exact name of registrant as specified in its charter)

Maryland	32-0777356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 W. 4th Street, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed by Mobile Infrastructure Corporation (the “Registrant”) with the Securities and Exchange Commission in connection with the transfer of the listing of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), from the NYSE American LLC (“NYSE American”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects that the listing and trading of its Common Stock on the NYSE American will end at market close on May 22, 2025, and that trading will begin on Nasdaq at market open on May 23, 2025.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Common Stock.

The description of the Common Stock included in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on March 22, 2024, is incorporated herein by reference, except that any reference to NYSE American is hereby amended to refer to Nasdaq.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of the Registrant are registered on the Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 22, 2025

MOBILE INFRASTRUCTURE CORPORATION

By:	/s/ Stephanie Hogue
Name:	Stephanie Hogue
Title:	President